UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 15, 2020
CVS HEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island  02895
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:   (401) 765-1500
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Members of CVS Health Corporation’s (the “Company’s”) senior management team are scheduled to meet with investors during the remainder of September 2020. While continuing to acknowledge the inherent and unprecedented uncertainty surrounding the ongoing coronavirus disease 2019 (“COVID-19”) pandemic and its impact, the senior management team will discuss a revision to the Company's full year 2020 GAAP diluted earnings per share (“EPS”) guidance range to $5.16 to $5.29 from $5.59 to $5.72, reflecting the estimated loss on early extinguishment of debt during the third quarter of 2020. The senior management team will also discuss that the Company will maintain its previously announced full year 2020 Adjusted EPS (1) guidance range of $7.14 to $7.27 and its full year 2020 cash flow from operations guidance range of $11.0 billion to $11.5 billion.

(1)GAAP diluted EPS and Adjusted EPS, respectively, are calculated by dividing net income attributable to CVS Health (GAAP measure) and adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, losses on early extinguishment of debt, gains/losses on divestitures, the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health, and any other items specifically identified herein. The following table reconciles projected GAAP diluted EPS to projected Adjusted EPS:

	Year Ending December 31, 2020
	Low	High
Projected GAAP diluted EPS (GAAP measure)	$5.16	$5.29
Non-GAAP adjustments (per share):
Amortization of intangible assets	1.76	1.76
Acquisition-related integration costs	0.34	0.34
Loss on early extinguishment of debt	0.58	0.58
Gain on divestiture of subsidiary	(0.17)	(0.17)
Income tax benefit	(0.53)	(0.53)
Projected Adjusted EPS	$7.14	$7.27

Weighted average diluted shares outstanding (in millions)	1,320	1,320

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this Current Report on Form 8-K that are forward-looking include CVS Health’s full year 2020 per share projections for net income attributable to CVS Health, adjusted income attributable to CVS Health, amortization of intangible assets, acquisition-related integration costs, losses on early extinguishment of debt, gains/losses on divestitures, and the income tax benefit related to items excluded from adjusted income attributable to CVS Health, as well as full year 2020 cash flow from operations and the weighted average diluted shares outstanding for the year ending December 31, 2020. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties related to the COVID-19 pandemic, the geographies impacted and the severity and duration of the pandemic, the pandemic’s impact on the U.S. and global economies and consumer behavior and health care utilization patterns, and the timing, scope and impact of stimulus legislation and other federal, state and local governmental responses to the pandemic, as well as the risks and uncertainties described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in the Company’s most recently filed Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

The exhibits to this Current Report on Form 8-K are as follows:

INDEX TO EXHIBITS

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: September 15, 2020	By:	/s/ Eva C. Boratto
Eva C. Boratto
Executive Vice President and Chief Financial Officer